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FOR IMMEDIATE ISSUE

STAGWELL INC. (NASDAQ: STGW) REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024

Q3 YoY Revenue Growth of 15%, With 25% Growth in Digital Transformation
Q3 YoY Net Revenue Growth of 8%, Organic Net Revenue Growth of 8%, Digital Transformation Net Revenue Growth of 18%
Q3 Net Income Attributable to Stagwell Inc. Common Shareholders of $3 million
Q3 Adjusted EBITDA of $111 million; Adjusted EBITDA Margin of 19%
Q3 EPS of $0.03; Adjusted EPS of $0.22
Seventh Consecutive Quarter of Record LTM Net New Business

Net New Business of $101 million in Q3; LTM Net New Business of $345 million
Reaffirm Guidance for 2024 of Organic Net Revenue Growth of 5% to 7%; Adjusted EBITDA of $400 million to $450 million; Free Cash Flow Conversion of ~50%

Company Announces $125 Million Increase in Stock Repurchase Program

New York, NY, November 7, 2024 (NASDAQ: STGW) – Stagwell Inc. (“Stagwell”) today announced financial results for the three and nine months ended September 30, 2024.

THIRD QUARTER RESULTS:

•Q3 Revenue of $711 million, an increase of 15% versus the prior year period; YTD Revenue of $2.1 billion, an increase of 10% versus the prior year period
•Q3 Net Revenue of $580 million, an increase of 8% versus the prior year period; YTD Net Revenue of $1.7 billion, an increase of 4% versus the prior year period
•Q3 Organic Net Revenue increased 8% versus the prior year period; YTD Organic Net Revenue increased 4% versus the prior year period
•Q3 Net Income attributable to Stagwell Inc. Common Shareholders of $3 million versus $1 million in the prior year period; YTD Net Loss attributable to Stagwell Inc. Common Shareholders of $1 million versus $1 million in the prior year period
•Q3 Adjusted EBITDA of $111 million, an increase of 9% versus the prior year period; YTD Adjusted EBITDA of $288 million, an increase of 8% versus the prior year period

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•Q3 Adjusted EBITDA Margin of 19% on net revenue; YTD Adjusted EBITDA Margin of 17% on net revenue
•Q3 Earnings Per Share Attributable to Stagwell Inc. Common Shareholders of $0.03 versus $0.00 in the prior year period; YTD Earnings Per Share Attributable to Stagwell Inc. Common Shareholders of $(0.01) versus $(0.01) in the prior year period
•Q3 Adjusted Earnings Per Share attributable to Stagwell Inc. Common Shareholders of $0.22 versus $0.18 in the prior year period; YTD Adjusted Earnings Per Share attributable to Stagwell Inc. Common Shareholders of $0.52 versus $0.45 in the prior year period
•Net new business of $101 million in the third quarter, last twelve-month net new business of $345 million
See “Non-GAAP Financial Measures” below for explanations and reconciliations of the Company’s non-GAAP financial measures.

Mark Penn, Chairman and CEO, said, “Stagwell delivered 15% year-over-year revenue growth in the third quarter, led by a return to double-digit growth from our Digital Transformation capability as AI has required companies to rethink the ways they engage with consumers. On the heels of our single largest deal to date with Adobe and expanded relationships with leading brands like United and Microsoft, net new business of over $100 million in the third quarter brings our last twelve-month net new business figure to $345 million, another record for Stagwell.

"New business momentum, robust performance from Digital Transformation, and the culmination of a political season that broke fundraising records, gives us confidence that our vision is resonating with customers, and sets the stage for a strong close to H2," added Penn.

Frank Lanuto, Chief Financial Officer, commented: "Stagwell posted growth across all our principal capabilities in the third quarter, as the inflection we anticipated played out. Driven by double-digit growth in both Digital Transformation and the Stagwell Marketing Cloud, we delivered third quarter revenue of $711 million. Simultaneously, we grew our adjusted EBITDA to $111 million, representing a 19% margin on net revenue, an improvement of approximately 15 bps over the prior year. These results give us confidence to reiterate our full-year guidance.”

Financial Outlook
2024 financial guidance is reiterated as follows:
•Organic Net Revenue growth of 5% to 7%
•Organic Net Revenue excluding Advocacy growth of 4% to 5%
•Adjusted EBITDA of $400 million to $450 million
•Free Cash Flow Conversion of approximately 50%
•Adjusted EPS of $0.75 - $0.88
•Guidance assumes no impact from foreign exchange, acquisitions or dispositions.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2024 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Measures" below for additional information.

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Stock Repurchase Program
On November 6, 2024, the Board of Directors authorized an extension and a $125,000,000 increase in the size of Stagwell's previously approved stock repurchase program (the “Repurchase Program”). Under the Repurchase Program, as amended, Stagwell may repurchase up to an aggregate of $375,000,000 of shares of its outstanding Class A common stock, with any previous purchases under the Repurchase Program continuing to count against that limit. The Repurchase Program will expire on November 6, 2027.

Video Webcast
Management will host a video webcast on Thursday, November 7, 2024, at 8:30 a.m. (ET) to discuss results for Stagwell Inc. for the three and nine months ended September 30, 2024. The video webcast will be accessible at https://stgw.io/Earnings. An investor presentation has been posted on our website at www.stagwellglobal.com and may be referred to during the webcast.

A recording of the webcast will be accessible one hour after the webcast and available for ninety days at www.stagwellglobal.com.

Stagwell Inc.
Stagwell is the challenger network built to transform marketing. We deliver scaled creative performance for the world's most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, our specialists in 34+ countries are unified under a single purpose: to drive effectiveness and improve business results for their clients. Join us at www.stagwellglobal.com.

Contacts
For Investors:
Ben Allanson
IR@stagwellglobal.com

For Press:
Beth Sidhu
PR@stagwellglobal.com

Non-GAAP Financial Measures
In addition to its reported results, Stagwell Inc. has included in this earnings release certain financial results that the Securities and Exchange Commission (SEC) defines as "non-GAAP Financial Measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:
(1) Organic Net Revenue: “Organic net revenue growth” and “Organic net revenue decline” reflects the year-over-year change in the Company's reported net revenue attributable to the Company's management of the entities it owns. We calculate organic net revenue growth (decline) by subtracting the net impact of acquisitions (divestitures) and the impact of foreign currency exchange fluctuations from the aggregate year-over-year increase or decrease in the Company's reported net revenue. The net impact of acquisitions (divestitures) reflects the year-over-year change in the Company’s reported net revenue attributable to the impact of all individual entities that were acquired or divested in the current and prior year. We calculate impact of an acquisition as follows: (a) for an entity acquired during the current year, we present the entity’s prior year net revenue for the same period during

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which we owned it in the current year as impact of the acquisition in the current year; and (b) for an entity acquired in the prior year, we present the entity’s prior year net revenue for the period during which we did not own the entity in the prior year as impact of the acquisition in the current year. We calculate impact of a divestiture as follows: (a) for a divestiture in the current year, we present the entity’s prior year net revenue for the same period during which we no longer owned it in the current year as impact of the divestiture in the current year; and (b) for a divestiture in the prior year, we present the entity’s prior year net revenue for the period during which we owned it in the prior year as impact of the divestiture in the current year. We calculate the impact of any acquisition or divestiture without adjusting for foreign currency exchange fluctuations. The impact of foreign currency exchange fluctuations reflects the year-over-year change in the Company’s reported net revenue attributable to changes in foreign currency exchange rates. We calculate the impact of foreign currency exchange fluctuations for the portion of the reporting period in which we recognized revenue from a foreign entity in both the current year and the prior year. The impact is calculated as the difference between (1) reported prior period net revenue (converted to U.S. dollars at historical foreign currency exchange rates) and (2) prior period net revenue converted to U.S. dollars at current period foreign exchange rates.
(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.
(3) Adjusted EBITDA: defined as Net income excluding non-operating income or expense to achieve operating income, plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, and other items. Other items include restructuring costs, acquisition-related expenses, and non-recurring items.
(4) Adjusted Diluted EPS is defined as (i) Net income (loss) attributable to Stagwell Inc. common shareholders, plus net income attributable to Class C shareholders, excluding amortization expense, impairment and other losses, stock-based compensation, deferred acquisition consideration adjustments, discrete tax items, and other items, divided by (ii) (a) the per weighted average number of common shares outstanding plus (b) the weighted average number of Class C shares outstanding, (if dilutive). Other items includes restructuring costs, acquisition-related expenses, and non-recurring items, and subject to the anti-dilution rules.
(5) Free Cash Flow: defined as Adjusted EBITDA less capital expenditures, change in net working capital, cash taxes, interest, and distributions to minority interests, but excludes contingent M&A payments. Free Cash Flow Conversion is the percentage of adjusted EBITDA.
Included in this earnings release are tables reconciling reported Stagwell Inc. results to arrive at certain of these non-GAAP financial measures.

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This document contains forward-looking statements. within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s representatives may also make forward-looking statements orally or in writing from time to time. Statements in this document that are not historical facts, including, statements about the Company’s beliefs and expectations, future financial performance, growth, and future prospects, the Company’s strategy, business and economic trends and growth, technological leadership and differentiation, potential and completed acquisitions, anticipated operating efficiencies and synergies and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Forward-looking statements, which are generally denoted by words such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “create,” “develop,” “estimate,” “expect,” “focus,” “forecast,” “foresee,” “future,” “goal,” “guidance,” “in development,” “intend,” “likely,” “look,” “maintain,” “may,” “ongoing,” “opportunity,” “outlook,” “plan,” “possible,” “potential,” “predict,” “probable,” “project,” “should,” “target,” “will,” “would” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section.

Forward-looking statements in this document are based on certain key expectations and assumptions made by the Company. Although the management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The material assumptions upon which such forward-looking statements are based include, among others, assumptions with respect to general business, economic and market conditions, the competitive environment, anticipated and unanticipated tax consequences and anticipated and unanticipated costs. These forward-looking statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:
•risks associated with international, national and regional unfavorable economic conditions that could affect the Company or its clients;
•demand for the Company’s services, which may precipitate or exacerbate other risks and uncertainties;
•inflation and actions taken by central banks to counter inflation;
•the Company’s ability to attract new clients and retain existing clients;
•the impact of a reduction in client spending and changes in client advertising, marketing and corporate communications requirements;
•financial failure of the Company’s clients;
•the Company’s ability to retain and attract key employees;
•the Company’s ability to compete in the markets in which it operates;
•the Company’s ability to achieve its cost saving initiatives;
•the Company’s implementation of strategic initiatives;
•the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;
•the Company’s ability to manage its growth effectively;
•the Company’s ability to identify, complete and integrate acquisitions that complement and expand the Company’s business capabilities and realize cost savings, synergies or other anticipated benefits of newly acquired businesses, or that even if realized, such benefits may take longer to realize than expected;
•the Company’s ability to identify and complete divestitures and to achieve the anticipated benefits therefrom;
•the Company’s ability to develop products incorporating new technologies, including augmented reality, artificial intelligence, and virtual reality, and realize benefits from such products;
•the Company’s use of artificial intelligence, including generative artificial intelligence;
•adverse tax consequences for the Company, its operations and its stockholders, that may differ from the expectations of the Company, including that future changes in tax laws, potential increases to corporate tax rates in the United States and disagreements with tax authorities on the Company’s determinations that may result in increased tax costs;
•adverse tax consequences in connection with the Transactions, including the incurrence of material Canadian federal income tax (including material “emigration tax”);
•the Company’s unremediated material weaknesses in internal control over financial reporting and its ability to establish and maintain an effective system of internal control over financial reporting, including the risk that the Company’s internal controls will fail to detect misstatements in its financial statements;
•the Company’s ability to accurately forecast its future financial performance and provide accurate guidance;

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•the Company’s ability to protect client data from security incidents or cyberattacks;
•economic disruptions resulting from war and other geopolitical tensions (such as the ongoing military conflicts between Russia and Ukraine and in the Middle East), terrorist activities and natural disasters;
•stock price volatility; and
•foreign currency fluctuations.
Investors should carefully consider these risk factors, other risk factors described herein, and the additional risk factors outlined in more detail in our 2023 Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2024, and accessible on the SEC’s website at www.sec.gov, under the caption “Risk Factors,” and in the Company’s other SEC filings.

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SCHEDULE 1
STAGWELL INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$711,281	$617,573	$2,052,508	$1,872,282
Operating Expenses
Cost of services	457,018	384,980	1,340,456	1,201,309
Office and general expenses	176,440	160,021	507,916	481,379
Depreciation and amortization	36,044	38,830	112,881	107,795
Impairment and other losses	—	—	1,715	10,562
	669,502	583,831	1,962,968	1,801,045
Operating Income (Loss)	41,779	33,742	89,540	71,237
Other income (expenses):
Interest expense, net	(23,781)	(25,886)	(68,279)	(67,755)
Foreign exchange, net	1,312	(140)	(2,301)	(2,288)
Other, net	249	(271)	(825)	(467)
	(22,220)	(26,297)	(71,405)	(70,510)
Income before income taxes and equity in earnings of non-consolidated affiliates	19,559	7,445	18,135	727
Income tax expense	5,691	4,324	9,441	4,997
Income (loss) before equity in earnings of non-consolidated affiliates	13,868	3,121	8,694	(4,270)
Equity in income (loss) of non-consolidated affiliates	(4)	(4)	503	(447)
Net income (loss)	13,864	3,117	9,197	(4,717)
Net (income) loss attributable to noncontrolling and redeemable noncontrolling interests	(10,593)	(2,464)	(10,173)	3,565
Net income (loss) attributable to Stagwell Inc. common shareholders	$3,271	$653	$(976)	$(1,152)
Earnings (Loss) Per Common Share:
Basic	$0.03	$0.01	$(0.01)	$(0.01)
Diluted	$0.03	$—	$(0.01)	$(0.01)
Weighted Average Number of Common Shares Outstanding:
Basic	108,198	110,787	111,436	118,772
Diluted	112,190	265,006	111,436	274,864

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SCHEDULE 2
STAGWELL INC.
UNAUDITED COMPONENTS OF NET REVENUE CHANGE
(amounts in thousands)

		Net Revenue - Components of Change					Change
	Three Months Ended September 30, 2023	Foreign Currency	Net Acquisitions (Divestitures)	Organic	Total Change	Three Months Ended September 30, 2024	Organic	Total

Integrated Agencies Network	$306,327	$217	$906	$16,294	$17,417	$323,744	5.3%	5.7%
Brand Performance Network	153,169	767	—	2,984	3,751	156,920	1.9%	2.4%
Communications Network	62,416	79	2,970	20,755	23,804	86,220	33.3%	38.1%
All Other	12,952	(253)	(263)	873	357	13,309	6.7%	2.8%
	$534,864	$810	$3,613	$40,906	$45,329	$580,193	7.6%	8.5%

		Net Revenue - Components of Change					Change
	Nine Months Ended September 30, 2023	Foreign Currency	Net Acquisitions (Divestitures)	Organic	Total Change	Nine Months Ended September 30, 2024	Organic	Total

Integrated Agencies Network	$930,660	$200	$2,408	$5,118	$7,726	$938,386	0.5%	0.8%
Brand Performance Network	459,291	2,145	2,252	12,902	$17,299	476,590	2.8%	3.8%
Communications Network	177,032	(70)	6,421	$42,718	$49,069	226,101	24.1%	27.7%
All Other	34,404	(822)	(3,559)	(4,061)	(8,442)	25,962	(11.8)%	(24.5)%
	$1,601,387	$1,453	$7,522	$56,677	$65,652	$1,667,039	3.5%	4.1%

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2024, resulting in a change to its reportable segments (Networks). Specifically, certain agencies previously within the Brand Performance Network are now in the Integrated Agencies Network. Periods presented prior to the first quarter of 2024 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

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SCHEDULE 3
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended September 30, 2024

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$323,744	$156,920	$86,220	$13,309	$—	$580,193
Billable costs	65,924	15,429	49,760	(25)	—	131,088
Revenue	389,668	172,349	135,980	13,284	—	711,281

Billable costs	65,924	15,429	49,760	(25)	—	131,088
Staff costs	198,252	98,716	42,644	9,207	13,160	361,979
Administrative costs	31,593	22,600	9,034	3,978	2,351	69,556
Unbillable and other costs, net	15,993	16,498	424	4,574	—	37,489
Adjusted EBITDA (1)	77,906	19,106	34,118	(4,450)	(15,511)	111,169

Stock-based compensation	11,000	1,500	855	379	3,201	16,935
Depreciation and amortization	19,878	7,295	3,023	2,573	3,275	36,044
Deferred acquisition consideration	1,114	(6,949)	6,778	(383)	—	560
Other items, net (1)	3,664	8,076	1,432	98	2,581	15,851
Operating income (loss)	$42,250	$9,184	$22,030	$(7,117)	$(24,568)	$41,779

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2024, resulting in a change to its reportable segments (Networks). Specifically, certain agencies previously within the Brand Performance Network are now in the Integrated Agencies Network. Periods presented prior to the first quarter of 2024 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

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SCHEDULE 4
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Nine Months Ended September 30, 2024

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$938,386	$476,590	$226,101	$25,962	$—	$1,667,039
Billable costs	189,134	86,966	109,195	174	—	385,469
Revenue	1,127,520	563,556	335,296	26,136	—	2,052,508

Billable costs	189,134	86,966	109,195	174	—	385,469
Staff costs	579,979	296,411	123,039	24,635	35,421	1,059,485
Administrative costs	96,097	69,196	26,117	3,447	11,396	206,253
Unbillable and other costs, net	56,301	46,677	1,270	9,465	—	113,713
Adjusted EBITDA (1)	206,009	64,306	75,675	(11,585)	(46,817)	287,588

Stock-based compensation	25,170	4,988	2,731	729	5,308	38,926
Depreciation and amortization	58,731	26,524	9,007	9,938	8,681	112,881
Deferred acquisition consideration	5,690	(6,454)	9,097	(383)	—	7,950
Impairment and other losses	1,500	—	—	—	215	1,715
Other items, net (1)	13,204	16,363	2,104	702	4,203	36,576
Operating income (loss)	$101,714	$22,885	$52,736	$(22,571)	$(65,224)	$89,540

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2024, resulting in a change to its reportable segments (Networks). Specifically, certain agencies previously within the Brand Performance Network are now in the Integrated Agencies Network. Periods presented prior to the first quarter of 2024 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

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SCHEDULE 5
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended September 30, 2023

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$306,327	$153,169	$62,416	$12,952	$—	$534,864
Billable costs	51,742	10,904	20,089	(26)	—	82,709
Revenue	358,069	164,073	82,505	12,926	—	617,573

Billable costs	51,742	10,904	20,089	(26)	—	82,709
Staff costs	185,034	95,488	37,412	10,391	10,589	338,914
Administrative costs	30,983	20,580	7,626	1,849	1,301	62,339
Unbillable and other costs, net	14,173	12,868	84	4,717	—	31,842
Adjusted EBITDA (1)	76,137	24,233	17,294	(4,005)	(11,890)	101,769

Stock-based compensation	6,051	2,399	1,252	268	2,095	12,065
Depreciation and amortization	22,817	8,971	2,784	2,138	2,120	38,830
Deferred acquisition consideration	1,018	2,130	3,757	(504)	—	6,401
Other items, net (1)	6,047	3,337	244	292	811	10,731
Operating income (loss)	$40,204	$7,396	$9,257	$(6,199)	$(16,916)	$33,742

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2024, resulting in a change to its reportable segments (Networks). Specifically, certain agencies previously within the Brand Performance Network are now in the Integrated Agencies Network. Periods presented prior to the first quarter of 2024 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

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SCHEDULE 6
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Nine Months Ended September 30, 2023

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$930,660	$459,291	$177,032	$34,404	$—	$1,601,387
Billable costs	134,249	83,443	53,229	(26)	—	270,895
Revenue	1,064,909	542,734	230,261	34,378	—	1,872,282

Billable costs	134,249	83,443	53,229	(26)	—	270,895
Staff costs	572,893	288,932	115,846	31,124	25,850	1,034,645
Administrative costs	93,000	64,163	25,096	1,244	13,343	196,846
Unbillable and other costs, net	53,665	38,534	336	12,202	—	104,737
Adjusted EBITDA (1)	211,102	67,662	35,754	(10,166)	(39,193)	265,159

Stock-based compensation	15,470	3,840	2,177	427	12,701	34,615
Depreciation and amortization	62,277	25,160	8,216	6,152	5,990	107,795
Deferred acquisition consideration	8,118	1,112	3,403	(1,752)	—	10,881
Impairment and other losses	10,562	—	—	—	—	10,562
Other items, net (1)	13,822	8,493	1,337	1,079	5,338	30,069
Operating income (loss)	$100,853	$29,057	$20,621	$(16,072)	$(63,222)	$71,237

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2024, resulting in a change to its reportable segments (Networks). Specifically, certain agencies previously within the Brand Performance Network are now in the Integrated Agencies Network. Periods presented prior to the first quarter of 2024 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

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SCHEDULE 7
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended September 30, 2024

	GAAP	Adjustments	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$3,271	$19,762	$23,033
Net income attributable to Class C shareholders	—	36,060	36,060
Net income attributable to Stagwell Inc. and Class C shareholders and adjusted net income	$3,271	$55,822	$59,093

Weighted average number of common shares outstanding	112,190	1,497	113,687
Weighted average number of common Class C shares outstanding	—	151,649	151,649
Weighted average number of shares outstanding	112,190	153,146	265,336

Diluted EPS and Adjusted Diluted EPS	$0.03		$0.22

Adjustments to Net income (1)
Amortization		$28,659
Stock-based compensation		16,935
Deferred acquisition consideration		560
Other items, net		15,851
		62,005
Adjusted tax expense		(15,615)
		46,390
Net loss attributable to Class C shareholders		9,432
		$55,822

Allocation of adjustments to Net income
Net income attributable to Stagwell Inc. common shareholders - add-backs		$19,762

Net income attributable to Class C shareholders - add-backs		26,628
Net income attributable to Class C shareholders		9,432
		36,060
		$55,822

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

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SCHEDULE 8
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Nine Months Ended September 30, 2024

	GAAP	Adjustments	Non-GAAP
Net income (loss) attributable to Stagwell Inc. common shareholders	$(976)	$58,177	$57,201
Net income attributable to Class C shareholders	—	83,442	83,442
Net income (loss) attributable to Stagwell Inc. and Class C and adjusted net income	$(976)	$141,619	$140,643

Weighted average number of common shares outstanding	111,436	5,780	117,216
Weighted average number of common Class C shares outstanding	—	151,649	151,649
Weighted average number of shares outstanding	111,436	157,429	268,865

Diluted EPS and Adjusted Diluted EPS	$(0.01)		$0.52

Adjustments to Net Income (loss) (1)
Amortization		$91,870
Impairment and other losses		1,715
Stock-based compensation		38,926
Deferred acquisition consideration		7,950
Other items, net		36,576
		177,037
Adjusted tax expense		(41,268)
		135,769
Net loss attributable to Class C shareholders		5,850
		$141,619

Allocation of adjustments to net income (loss) [1]
Net income attributable to Stagwell Inc. common shareholders - add-backs		$58,177

Net income attributable to Class C shareholders - add-backs		77,592
Net income attributable to Class C shareholders		5,850
		83,442
		$141,619

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

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SCHEDULE 9
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended September 30, 2023

	GAAP	Adjustments	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$653	$20,844	$21,497
Net income attributable to Class C shareholders	33	26,530	26,563
Net income attributable to Stagwell Inc. and Class C and adjusted net income	$686	$47,374	$48,060

Weighted average number of common shares outstanding	113,357	5,663	119,020
Weighted average number of common Class C shares outstanding	151,649	—	151,649
Weighted average number of shares outstanding	265,006	5,663	270,669

Diluted EPS and Adjusted Diluted EPS	$—		$0.18

Adjustments to Net income (1)
Amortization		$31,182
Stock-based compensation		12,065
Deferred acquisition consideration		6,401
Other items, net		10,731
		60,379
Adjusted tax expense		(13,005)
		$47,374

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

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SCHEDULE 10
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Nine Months Ended September 30, 2023

	GAAP	Adjustments	Non-GAAP
Net income (loss) attributable to Stagwell Inc. common shareholders	$(1,152)	$57,927	$56,775
Net income attributable to Class C shareholders	(2,702)	73,725	71,023
Net income (loss) attributable to Stagwell Inc. and Class C and adjusted net income	$(3,854)	$131,652	$127,798

Weighted average number of common shares outstanding	118,772	10,736	129,508
Weighted average number of common Class C shares outstanding	156,092	—	156,092
Weighted average number of shares outstanding	274,864	10,736	285,600

Diluted EPS and Adjusted Diluted EPS	$(0.01)		$0.45

Adjustments to Net income (loss) (1)
Amortization		$86,605
Impairment and other losses		10,562
Stock-based compensation		34,615
Deferred acquisition consideration		10,881
Other items, net		30,069
		172,732
Adjusted tax expense		(41,080)
		$131,652

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

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SCHEDULE 11
STAGWELL INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	September 30, 2024	December 31, 2023

ASSETS
Current Assets
Cash and cash equivalents	$145,807	$119,737
Accounts receivable, net	716,394	697,178
Expenditures billable to clients	137,443	114,097
Other current assets	108,187	94,054
Total Current Assets	1,107,831	1,025,066
Fixed assets, net	77,766	77,825
Right-of-use assets - operating leases	223,194	254,278
Goodwill	1,521,005	1,498,815
Other intangible assets, net	769,596	818,220
Other assets	97,425	92,843
Total Assets	$3,796,817	$3,767,047
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS ("RNCI"), AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$338,649	$414,980
Accrued media	206,512	291,777
Accruals and other liabilities	210,146	233,046
Advance billings	338,789	301,674
Current portion of lease liabilities - operating leases	61,897	65,899
Current portion of deferred acquisition consideration	8,618	66,953
Total Current Liabilities	1,164,611	1,374,329
Long-term debt	1,463,925	1,145,828
Long-term portion of deferred acquisition consideration	53,055	34,105
Long-term lease liabilities - operating leases	250,388	281,307
Deferred tax liabilities, net	41,728	40,509
Other liabilities	60,220	54,905
Total Liabilities	3,033,927	2,930,983
Redeemable Noncontrolling Interests	18,618	10,792
Commitments, Contingencies and Guarantees
Shareholders' Equity
Common shares - Class A & B	110	118
Common shares - Class C	2	2
Paid-in capital	287,941	348,494
Retained earnings	11,416	21,148
Accumulated other comprehensive loss	(13,057)	(13,067)
Stagwell Inc. Shareholders' Equity	286,412	356,695
Noncontrolling interests	457,860	468,577
Total Shareholders' Equity	744,272	825,272
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders’ Equity	$3,796,817	$3,767,047

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SCHEDULE 12
STAGWELL INC.
UNAUDITED SUMMARY CASH FLOW DATA
(amounts in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$9,197	$(4,717)
Adjustments to reconcile net income to cash used in operating activities:
Stock-based compensation	38,926	34,615
Depreciation and amortization	112,881	107,795
Amortization of right-of-use lease assets and lease liability interest	58,052	57,583
Impairment and other losses	1,715	10,562
Deferred income taxes	(3,446)	(5,635)
Adjustment to deferred acquisition consideration	7,950	10,881
Other, net	6,371	(4,248)
Changes in working capital:
Accounts receivable	(6,212)	(25,405)
Expenditures billable to clients	(15,705)	(36,217)
Other assets	(9,068)	6,539
Accounts payable	(94,160)	(49,204)
Accrued expenses and other liabilities	(121,647)	(152,216)
Advance billings	23,984	(1,759)
Current portion of lease liabilities - operating leases	(63,956)	(67,095)
Deferred acquisition related payments	(14,112)	(9,021)
Net cash used in operating activities	(69,230)	(127,542)
Cash flows from investing activities:
Capital expenditures	(16,728)	(12,205)
Acquisitions, net of cash acquired	(23,781)	(6,678)
Capitalized software	(19,320)	(19,026)
Other	(6,656)	(6,939)
Net cash used in investing activities	(66,485)	(44,848)
Cash flows from financing activities:
Repayment of borrowings under revolving credit facility	(1,176,000)	(1,250,500)
Proceeds from borrowings under revolving credit facility	1,492,000	1,562,500
Shares repurchased and cancelled	(101,249)	(203,958)
Distributions to noncontrolling interests	(23,583)	(24,538)
Payment of deferred consideration	(28,721)	(31,666)
Purchase of noncontrolling interest	(3,316)	—
Debt issuance costs	—	(150)
Net cash provided by financing activities	159,131	51,688
Effect of exchange rate changes on cash and cash equivalents	2,654	(1,182)
Net increase (decrease) in cash and cash equivalents	26,070	(121,884)

`

	Nine Months Ended September 30,
	2024	2023
Cash and cash equivalents at beginning of period	119,737	220,589
Cash and cash equivalents at end of period	$145,807	$98,705